Exhibit 4.2

EXECUTION VERSION

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

NOTE PURCHASE WARRANT

MAISON SOLUTIONS inc.

Maximum Face Value of Notes Issuable: $6,500,000	Issuance Date: March 12, 2025

Initial Exercise Date: 90 Trading Days Following the Effective Date of the Initial Registration Statement

THIS NOTE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the ninetieth (90) Trading Day following the effective date of the initial Registration Statement (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on March 12, 2028 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Maison Solutions Inc., a Delaware corporation (the “Company”), one or more senior unsecured convertible promissory notes, in tranches of up to $1,500,000, provided that no tranche shall be for an amount less than $250,000, which notes are convertible into shares of Class A Common Stock of the Company, par value $0.0001 per share (“Common Stock”), substantially in the form attached to this Warrant as Exhibit A (each a “Note”, and collectively, the “Notes”). The purchase price of a Note, or portion thereof, under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used but not defined in this Section 1 or elsewhere in this Warrant shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of March 12, 2025, by and between the Company and the Holder (the “Purchase Agreement”).

“Business Day” means any day except a Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which the Federal Reserve Bank of New York is closed and/or the Primary Market is not open for at least five (5) hours of trading.

“Commission” means the United States Securities and Exchange Commission.

“Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all shares of Common Stock underlying all outstanding Notes) is listed or designated for quotation (as applicable) on the Trading Market and (x) shall not have been limited or suspended from trading on the Trading Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor (y) shall delisting or suspension by the Trading Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods (it being understood by the Company and the Holder that no reasonable prospect of delisting will occur prior to the Company holding an annual or special meeting of its stockholders in order to obtain Stockholder Approval, including any postponement thereof) or any communications from the Trading Market related to such notice that do not actually effect the delisting or suspension of the Common Stock) or be reasonably likely to occur or pending as evidenced by (A) a writing by such Trading Market or (B) the Company falling below the minimum listing maintenance requirements of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (ii) during the Equity Conditions Measuring Period, the Company shall have delivered all Notes issuable upon exercise of this Warrant on a timely basis as set forth in Section (2) hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iii) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (iv) no Current Public Information Failure (as defined in the Notes) then exists or is continuing; (v) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (vi) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (vii) there shall not have occurred any Volume Failure (as defined in the Notes) or Price Failure (as defined in the Notes) as of such applicable date of determination; (viii) on the applicable date of determination all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Notes upon exercise of this Warrant being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in a failure to reserve the Required Reserve Amount (as defined in the Notes); (ix) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (x) no bone fide dispute shall exist, by and between any of holder of Notes, the Company, any Trading Market and/or the Financial Industry Regulatory Authority with respect to any term or provision of any Other Note or any other Transaction Document; (xi) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on a Trading Market; (xii) the Company shall have obtained the Stockholder Approval; (xiii) no minimum prices shall have been established for Common Stock traded on the Trading Market; (xiv) on each day during the Equity Conditions Measuring Period, the price per share in the last reported trade of the shares of Common Stock on the Primary Market shall be equal to or greater than the Floor Price (as defined in the Notes) of any Notes; and (xv) there is an effective Registration Statement covering the resale of the applicable Underlying Shares (as defined in the Notes).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Measurement Period” means the twenty (20) Trading Days immediately preceding the delivery of a Company Notice of Exercise (as defined below).

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is quoted or traded on a Primary Market on which the Common Stock is then quoted or listed; provided, that in the event that the Common Stock is not listed or quoted, then Trading Day shall mean a Business Day.

“Trading Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or any over-the-counter markets, including the OTC Markets-OTCQB tier, and any successor to any of the foregoing markets or exchanges.

“Transfer Agent” means VStock Transfer LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such Trading Day on the Trading Market during regular trading hours as reported by Bloomberg L.P.

Section 2. Exercise.

a) Exercise of Warrant.

i. Investor Exercise. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, in increments of up to $1,500,000, but subject to a minimum increment of $250,000, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of a Notice of Exercise in the form annexed hereto as Schedule A (the “Holder Notice of Exercise”).

ii. Company Requested Exercise. Subject to the satisfaction (or waiver) of the conditions set forth in the following sentence, exercise of the purchase rights represented by this Warrant may also be made on or after the Initial Exercise Date and on or before the Termination Date, upon the request of the Company by delivery to the registered Holder of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of a Notice of Exercise in the form annexed hereto as Schedule B (the “Company Notice of Exercise”, and together with the Holder Notice of Exercise, a “Notice of Exercise”); provided however that, a Company Notice of Exercise (1) shall be for Notes in an aggregate principal amount in increments of up to $1,500,000, but subject to a minimum increment of $250,000, and (2) may only be delivered more than ninety (90) Trading Days following the later of (x) the delivery and acceptance of a prior Company Notice of Exercise and (y) the issuance date of the Initial Note. The delivery of a Company Notice of Exercise and the Holder’s acceptance thereof is also subject to the satisfaction or waiver of the following conditions on the date of such Company Notice of Exercise: (A) for each day of the Measurement Period, (i) a minimum of $500,000 in shares of Common Stock has been traded and the daily VWAP of the Common Stock is greater than the Conversion Price (as defined in the Notes), and (ii) the resale of shares of Common Stock issued or issuable pursuant to the EPFA (as defined in the Notes) and the terms of the Notes has been registered pursuant to one or more registration statements that remain effective; (B) the aggregate principal balance outstanding on all Notes issued pursuant to the Purchase Agreement is not greater than $750,000, (C) the Equity Conditions have been satisfied, (D) the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding the date the Company delivers the Company Notice of Exercise is equal to or greater than the Fixed Price (as defined in the Notes) then in effect, if applicable, and (E) the satisfaction or waiver of all conditions set forth in Sections 7(a)(ii)-(xxi) of the Purchase Agreement with “date of the Company Notice of Exercise” replacing “Closing Date” for all purposes thereunder.

iii. Exercise Procedures. Within one (1) Trading Day following the date of a Notice of Exercise, the Holder shall deliver the aggregate Exercise Price for the Note in the aggregate principal amount specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Notes available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the aggregate principal amount of Notes available hereunder shall have the effect of lowering the outstanding aggregate principal amount of Notes purchasable hereunder in an amount equal to the aggregate principal amount of Notes purchased. The Holder and the Company shall maintain records showing the aggregate principal amount of Notes purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Notes hereunder, the aggregate principal amount of Notes available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price to fund the purchase of the maximum aggregate principal amount of Notes issuable under this Warrant shall be $5,947,500 (the “Exercise Price”). For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, in the event the Holder or the Company, as applicable, delivers a Notice of Exercise for the purchase of a Note with an aggregate principal amount less than the maximum aggregate principal amount of Notes issuable under this Warrant, the Exercise Price for the purchase of such Note shall be 91.5% of the maximum aggregate principal amount of such Note specified in the applicable Notice of Exercise.

c) Mechanics of Exercise.

i. Delivery of Notes Upon Exercise. The Company shall transmit the Notes purchased hereunder to the Holder by physical delivery of a duly authorized Note, registered on the Company’s books and records register in the name of the Holder or its permitted assignee, for the funded amount of the Note to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (such date, the “Note Delivery Date”). Upon delivery of the Notice of Exercise and payment of the aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Note(s) with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Note(s). The Fixed Price of any Notes issued pursuant to the exercise of this Warrant shall be equal to the then effective Fixed Price of that certain senior unsecured convertible promissory note issued pursuant to the Purchase Agreement on the date thereof.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Note(s), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Note(s) called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to deliver a Note by the third (3rd) Trading Day following the Note Delivery Date, then the Holder will have the right to rescind such exercise.

Section 3. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer; provided, that the Holder shall not transfer this Warrant without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) other than, in whole or in part, to an Affiliate (as defined in the Notes). Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Notes without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Notes issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

Section 4. Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Notes issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Dilutive Issuances. If the Company, at any time while this Warrant or any Notes remain outstanding, enters into or effects any Dilutive Issuance (as defined in the Notes), then immediately after such Dilutive Issuance, the Fixed Price of any Notes issued pursuant to the exercise of this Warrant shall be equal to the New Issuance Price (as defined in the Notes). If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued shares of Common Stock or Convertible Securities at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price (as defined in the Notes), then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price of any Notes issued and issuable pursuant to this Warrant shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

Section 6. Miscellaneous.

a) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Notes, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

b) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of Wilmington, New Castle County, State of Delaware (the “Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Courts, or such Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d) Restrictions. The Holder acknowledges that the Notes acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

e) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

f) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, in accordance with Section 9(f) of the Purchase Agreement.

g) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Notes, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

h) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Notes.

j) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MAISON SOLUTIONS Inc.

By:
	Name:	John Xu
	Title:	Chief Executive Officer

[Signature Page to Warrant]

SCHEDULE A

INVESTOR NOTICE OF EXERCISE

To: MAISON SOLUTIONS inc.

(1)	The undersigned hereby elects to purchase a Note in the aggregate principal amount of $________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

(2)	The undersigned shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the attached Warrant.

(3)	Please issue said Note in the name of the undersigned or in such other name as is specified below:

The Note shall be delivered to the following [Address]:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

SCHEDULE B

COMPANY NOTICE OF EXERCISE

To: [—]

(1)	The Company hereby requests [●] to purchase a Note in the aggregate principal amount of $________ pursuant to the terms of the attached Warrant, and to tender herewith payment of the exercise price in full.

(2)	[●] shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the attached Warrant.(3) Please provide the address and name of the holder of said Note as specified below:

(3)	The Note shall be delivered to the following address:

_______________________________

_______________________________

_______________________________

Name of Investing Entity: ________________________________________________________________________

By delivery of this Company Notice of Exercise, the Company hereby certifies that the conditions to the delivery hereof as set forth in the attached Warrant have been satisfied as of the date hereof.

MAISON SOLUTIONS Inc.

By:
	Name:	John Xu
	Title:	Chief Executive Officer

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] of the foregoing Warrant and all rights evidenced thereby are hereby assigned to _____________________________________ whose address is _______________________________________________.

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT A

FORM OF SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

(See attached)

FORM OF CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Original Principal Amount: $[●]
Issuance Date: [●], 202[●]

MAISON SOLUTIONS INC.

SENIOR UNSECURED Convertible Promissory Note

duE [●], 202[●]1

FOR VALUE RECEIVED, Maison Solutions Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [●], or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (or such lesser amount as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and the Payment Premium (as defined below), as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date (as defined below) or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (13). The Issuance Date is the date of the first issuance of this 8.5% Original Issue Discount Senior Unsecured Convertible Promissory Note (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note.

This Note is being issued pursuant to Section 1 of the Securities Purchase Agreement, dated as of March 12, 2025 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Purchase Agreement”), between the Company and [●], as the investor. This Note may be repaid in accordance with the terms of the Purchase Agreement. The Holder also has the option of converting on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Conversion Notices in accordance with Section (3) of this Note.

[1]	To be 2 years from the issuance date.

(1)	GENERAL TERMS.

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, accrued and unpaid Late Charges and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be [●], 202[●]2, as may be extended at the option of the Holder with the express written consent of the Company. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5.25% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% (the “Event of Default Interest Rate”) upon the occurrence of an Event of Default (as defined below) (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. On the first Trading Day of each month (each, an “Interest Date”), any accrued and unpaid Interest shall, at the Company’s option, either be (i) paid in cash to the Holder or paid-in-kind in shares of Common Stock to the Holder (each, an “Interest Payment”), subject to the Company’s satisfaction of the Equity Conditions (as defined below), or (ii) compound and become additional Principal outstanding hereunder as of such Interest Date (each, a “Monthly Compounding”). The Company may elect to effect an Interest Payment with respect to an Interest Date by delivering to the Holder a written notice (each, an “Interest Election Notice”) on or prior to the fifth (5th) Trading Day immediately prior to such applicable Interest Date (the “Interest Election Deadline”) electing to pay such Interest, in whole, or in part, in cash or in shares of Common Stock as specified in such Interest Election Notice. If the Company fails to deliver an Interest Election Notice to the Holder on or prior to the applicable Interest Election Deadline (or such Interest Election Notice elects only in part, to pay such Interest in cash or in shares of Common Stock), such Interest (or such unpaid portion of Interest on such Interest Date, as applicable) shall be subject to Monthly Compounding on such Interest Date. The number of shares of Common Stock payable as interest shall be calculated using the then effective Variable Price.

(c) Monthly Payments. If, any time after the Issuance Date set forth above, and from time to time thereafter prior to the Maturity Date, an Amortization Event has occurred, then the Company shall make monthly payments beginning on the seventh (7th) Trading Day after the Amortization Event Date and continuing on the same day of each successive Calendar Month until the entire outstanding Principal amount shall have been repaid. Each monthly payment shall be in an amount equal to the sum of (i) one sixth of the aggregate Initial Principal for this Note and all Other Notes (the “Amortization Principal Amount”), plus (ii) the Payment Premium (as defined below) in respect of such Amortization Principal Amount. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the Amortization Event Date and prior to the Maturity Date, on (A) in the event of a Floor Price Event (as defined below), the date that is the fifth (5th) consecutive Trading Day that the daily VWAP of the Common Stock is greater than 110% of the Floor Price then in effect, (B) in the event of an Exchange Cap Event (as defined below), the date on which the Company has obtained the Stockholder Approval or the Exchange Cap no longer applies, or (C) in the event of a Registration Event, the date on which the condition or event causing the Registration Event has been cured or the Holder is able to resell the shares of Common Stock issuable upon conversion of this Note and all Other Notes in accordance with Rule 144 under the Securities Act, in each case, unless a subsequent Amortization Event occurs.

[2]	To be 2 years from the issuance date.

(d) Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that the Company provides the Holder with written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption after the close of regular trading hours on a Trading Day. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be an amount equal to the outstanding Principal balance being redeemed by the Company, plus the Payment Premium in respect of such Principal amount, plus all accrued and unpaid interest, if any, on such Principal amount. After receipt of a Redemption Notice, the Holder shall have twenty (20) Trading Days (beginning with the Trading Day immediately following the date of such Redemption Notice) to elect to convert all or any portion of the Note. On the thirtieth (30th) Trading Day after the applicable Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed to the extent not converted and otherwise after giving effect to conversions or other payments made during the thirty (30) Trading Day period.

(e) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(g) Payment. All payments made to the Holder, except as otherwise expressly provided herein, shall be made in cash, which shall mean in immediately available funds and without set off or counterclaim. The Holder shall have the option to refuse or accept, in its sole discretion, any payment attempted to be made without a required notice. The Holder may, in its sole discretion, apply or recharacterize any payment made under this Note to the payment of any outstanding Obligation, regardless of the intended characterization thereof by the Company, including by recharacterizing a payment of principal made to a payment of an Interest or a required fee, even if this characterization results in a smaller payment of principal. The Company hereby irrevocably waives the right to direct the application of any payment to any Obligation. Whenever any payment under any Transaction Document shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, including for purposes of the calculation of interest and fees. Any payment of any Obligation received by the Holder after 3 p.m. on any day shall be deemed received on the next Business Day. Each determination by the Holder of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (except to the extent such amount is simultaneously accruing Interest at the Event of Default Interest Rate hereunder) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(2)	EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred; the event in clause (ii) shall constitute a “Bankruptcy Event of Default” and the event in clause (v) shall constitute a “Market Failure Event of Default”:

(i) the Company fails to pay to the Holder any amount of Principal, Redemption Amount, Alternate Conversion Amount (as defined below), Payment Premium, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document within five (5) Trading Days after receiving written notice from the Holder that such payment is due;

(ii) the Company or any Subsidiary of the Company commences, or there is commenced against the Company or any Subsidiary of the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of thirty (30) days; or the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Subsidiary of the Company fails to pay, or states that it is unable to pay, or is unable to pay, its debts generally as they become due; or the Company or any Subsidiary of the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary of the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) the Company or any Subsidiary of the Company defaults, in any of its obligations under any note debenture, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $250,000, whether such Indebtedness now exists or is hereafter created, and such default is not cured within the time prescribed by the documents governing such Indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such Indebtedness becomes or is declared due and payable;

(iv) a final judgment or judgments for the payment of money aggregating in excess of $200,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $200,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) the Common Stock shall cease to be listed for trading on any Primary Market for a period of three (3) consecutive Trading Days;

(vi) the Company or any Subsidiary of the Company is or becomes a party to any Change of Control Transaction (as defined in Section (18)) unless in connection with such Change of Control Transaction this Note is redeemed;

(vii) the Company (A) fails to deliver the required number of shares of Common Stock to the Holder within one (1) Trading Day after the applicable Share Delivery Date (as defined below), (B) provides notice, written or oral, to any holder of this Note or any Other Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of this Note or any Other Notes into Common Stock that is tendered in accordance with the provisions of this Note and such Other Notes, or (C) fails to remove restrictive legends in connection with a resale of any shares of Common Stock issued or to be issued to the Holder upon conversion of this Note and any Other Notes pursuant to the Registration Statement or if such shares can be freely sold under Rule 144 free from any restrictions, subject to the applicable Holder providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or Transfer Agent, within one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of all such documentation;

(viii) the Company fails for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(ix) the Company fails to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(x) any material representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, is proven to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xi) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than pursuant to the relevant termination provisions) or rescind any Transaction Document;

(xii) the Company uses the proceeds of the issuance of this Note and/or the Other Notes, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose;

(xiii) any Event of Default (as defined in the Other Notes or in any Transaction Document other than this Note) occurs with respect to any Other Notes or any Transaction Document, or any breach of any material term of any other debenture, note, or instrument held by the Holder or any other holder of Notes with respect to the Company or any agreement between the Company and the Holder or such other holder;

(xiv) the Company fails to observe or perform any material covenant, agreement or warranty contained in, or otherwise commits any material breach or default of any provision of this Note or any Other Note (except as may be covered by Section (2)(a)(i) through (2)(a)(xiii) hereof or thereof) or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days;

(xv) the electronic transfer by the Company of shares of Common Stock through the DTC (as defined below) or another established clearing corporation is no longer available or is subject to a “chill” for a period of five (5) Trading Days; or

(xvi) the Company provides a materially false or inaccurate certification that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure or (C) as to whether any Event of Default has occurred.

(b) Alternate Conversion. Upon the occurrence of an Event of Default with respect to this Note (or any Other Note), the Company shall, within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier to the Holder (an “Event of Default Notice”). At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, so long as such Event of Default shall be continuing, the Holder may convert all or any portion of this Note by delivering a Conversion Notice to the Company pursuant to the procedure set forth in Section (3), at a price equal to the Alternate Conversion Price (each, an “Alternate Conversion”) all or any portion of this Note by delivering written notice thereof (the “Alternate Conversion Notice”) to the Company, which Alternate Conversion Notice shall indicate the portion of this Note the Holder is electing to convert. Each portion of this Note subject to conversion by the Holder pursuant to this Section (2)(b) shall be converted for an amount equal to the Conversion Amount to be converted, plus the Payment Premium in respect of such Conversion Amount, plus all accrued and unpaid interest, if any on such Conversion Amount (the “Alternate Conversion Amount”) divided by the applicable Alternate Conversion Price. Conversions required to be made by this Section (2)(b) shall be made in accordance with the provisions of Section (3).

(c) Alternate Conversion Price below Floor Price. In the event that the Alternate Conversion Price (except in the event such Alternate Conversion Price is the Fixed Price) is lower than the Floor Price then in effect on the date of any Alternate Conversion, the Alternate Conversion Price (except in the event such Alternate Conversion Price is the Fixed Price) shall be equal to the Floor Price then in effect. In addition, the Company shall also either (i) deliver to the Holder the applicable Alternate Conversion Floor Amount in cash in immediately available funds or (ii) increase the then outstanding Principal amount by the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in Sections (2)(b) and (2)(c), but subject to Section (3)(c)(i), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section (2)(b) without regard to this Section (2)(c). In the event of an Alternate Conversion pursuant to this Section (2)(c) of all, or any portion, of this Note, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, the Alternate Conversion Price used in such Alternate Conversion is intended by the parties to be, and shall be deemed, a reasonable estimate of, the Holder’s actual loss of its investment opportunity and not as a penalty.

(d) Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note, any Other Notes and all other Obligations shall become, at the Holder’s election in its sole discretion, in whole or in part (or, in the case of a Bankruptcy Event of Default or a Market Failure Event of Default, in whole, automatically and without the need for any notice, demand or any other action by the Holder all of which are hereby waived), immediately due and payable, in cash or (at the Holder’s option in its sole discretion but subject to the Beneficial Ownership Limitation) in shares of Common Stock. To the extent the Holder chooses to receive Common Stock, the number of shares due shall be the quotient of (x) the sum of (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, and (ii) the Payment Premium, and (y) 85% of the lowest VWAP in the five (5) consecutive Trading Days immediately prior to the date that any shares of Common Stock are required to be delivered to the Investor in connection with an Event of Default. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable Regulations. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section (2)(d). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note and the other Transaction Documents and to enforce its rights hereunder and thereunder.

(e) Mandatory Redemption upon Bankruptcy Event of Default or Market Failure Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default or any Market Failure Event of Default, whether occurring prior to or following the Maturity Date if this Note is not paid in full on such date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Payment Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default or a Market Failure Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default or Market Failure Event of Default, as applicable, any right to conversion, and any right to payment of the Alternate Conversion Price.

(f) Damages. In the event of the Company’s redemption of any portion of this Note under this Section (2), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section (2) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption of this Note upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note at any time during an Event of Default until fully converted or repaid, including following the Maturity Date, except as may otherwise be expressly set forth herein.

(3) CONVERSION OF NOTE. This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section (3)(b), at the Conversion Price. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such a fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock or the book-entry position of the shares of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in FAST, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates or statements of book-entry shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. Following the delivery of a Conversion Notice, the Company shall not deliver any Advance Notice (as defined in the EPFA (as defined below)) on or prior to the applicable Share Delivery Date, without the prior written consent of the Holder in its sole discretion. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note representing the outstanding Principal (and accrued and unpaid Interest thereon) not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date, if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Date that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any VWAP of the Common Stock of any Trading Day (as selected by the Holder in writing) during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section (3)(b)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest VWAP of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) In the event that the Conversion Price (except in the event such Conversion Price is the Fixed Price) is lower than the Floor Price then in effect on the date of any conversion, the Conversion Price (except in the event such Conversion Price is the Fixed Price) shall be equal to the Floor Price then in effect. In addition, the Company shall also either (i) deliver to the Holder the applicable Alternate Conversion Floor Amount in cash in immediately available funds or (ii) increase the then outstanding Principal amount by the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in Section (3)(b)(i), but subject to Section (3)(c)(i), until the Company delivers shares of Common Stock representing the applicable Conversion Amount to the Holder, such Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section (3)(b)(i) without regard to this Section (3)(b)(iv).

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with the Holder’s Affiliates (as defined below), and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest (the “Beneficial Ownership Limitation”). The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section (3)(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section (3)(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first day after such notice is delivered to the Company. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of the Beneficial Ownership Limitation without regard to any other shares which may be beneficially owned by the Holder or an Affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its Affiliates may beneficially own, would result in the issuance in excess of the Beneficial Ownership Limitation, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii) Primary Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any shares of Common Stock upon conversion of this Note or the Other Notes, or otherwise, if the issuance of such shares of Common Stock, together with the issuance of shares of Common Stock upon the conversion of any Other Notes issuable upon exercise of any Warrants issued pursuant to the Purchase Agreement and with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number shares of Common Stock that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market LLC (“Nasdaq”) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Company’s has obtained Stockholder Approval.

(d) Other Provisions.

(i) So long as this Note or any Other Notes remain outstanding, the Company shall have reserved from its duly authorized shares of capital stock, and shall have instructed its Transfer Agent to irrevocably reserve, 130% of the maximum number of shares of Common Stock issuable upon conversion of this Note and the Other Notes (assuming for purposes hereof that (x) this Note and such Other Notes are convertible at the Floor Price as of the date of determination, including the Payment Premium in respect of the total Principal amount, plus all accrued and unpaid interest at the Event of Default Interest Rate, if any, on such Principal amount, and (y) any such conversion shall not take into account any limitations on the conversion of the Note or Other Notes set forth herein or therein) (the “Required Reserve Amount”), provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section (3)(d)(ii) be reduced other than pursuant to the conversion of this Note and the Other Notes in accordance with their terms, and/or cancellation, or reverse stock split, provided further that the Company shall promptly instruct its Transfer Agent to increase the Required Reserve Amount in the event that the Company voluntarily adjusts the Floor Price pursuant to Section 3(i) herein. If at any time while this Note or any Other Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy the obligation to reserve for issuance the Required Reserve Amount, the Company will take all corporate action necessary to hold a meeting of its stockholders to consider a proposal to increase of its authorized shares of capital stock necessary to meet the Company’s obligations pursuant to this Note, and cause its board of directors to recommend to the stockholders that they approve such proposal within ninety (90) days. The Company covenants that, upon issuance in accordance with the conversion of this Note in accordance with its terms, the shares of Common Stock, when issued, will be validly issued, fully paid and nonassessable.

(ii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing or credit the Holder’s balance account with DTC for shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Transfer Agent in connection with any legend removal requested pursuant to Rule 144, within one (1) Business Day of such legend removal request, subject to the applicable Holder providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or the Transfer Agent. In addition, within one (1) Business Day after a Registration Statement (as defined in the Registration Rights Agreement) which covers the Underlying Shares is declared effective by the Commission, the Company shall deliver, and shall cause its legal counsel to deliver, to the Transfer Agent (with copies to the Investor) a legal opinion stating that such Underlying Shares are registered for resale pursuant to such Registration Statement that has been declared effective by the Commission and that any restrictive legends on Underlying Shares shall be removed in connection with the resale of such Underlying Shares by the Holder pursuant to such Registration Statement. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with the sale or transfer of the Underlying Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company promptly.

(e) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then each of the Fixed Price, the Floor Price, the Variable Price, the Conversion Price and the Alternate Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(f) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Note is outstanding, issues or sells any shares of Common Stock (other than in connection with the Purchase Agreement or the EPFA) or Convertible Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price. If the Company enters into a Variable Rate Transaction (as defined below), the Company shall be deemed to have issued shares of Common Stock or Convertible Securities at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Fixed Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(g) Stock Combination Event Adjustments. In addition to the adjustments set forth in this Section (3), if at any time and from time to time on or after the Issuance Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the lowest daily VWAP of the Common Stock during the period commencing fifteen (15) consecutive Trading Days immediately following the Stock Combination Event Date (the “Event Market Price”) is less than the Fixed Price then in effect (after giving effect to the adjustment in Section (3)(e) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Fixed Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section (3)(e) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Fixed Price hereunder, no adjustment shall be made.

(h) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(i) Voluntary Adjustment by Company. Subject to the rules and regulations of the Primary Market, the Company may at any time during the term of this Note reduce the then current Conversion Price or the then current Floor Price of this Note and the other Notes to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(j) Whenever the Conversion Price or the Floor Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(k) In case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (3)(b), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(4)	REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (4)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (5)(4)(a) or Section (5)(4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Maison Solutions Inc.
127 N Garfield Avenue Monterey Park, CA 91754
Attn: John Xu, Chief Executive Officer Telephone: (626) 737-5896
Email: john.xu@maisonsolutionsinc.com

with a copy (which shall not constitute notice) to:	Akerman LLP 633 West Fifth Street, Suite 6400 Los Angeles, CA 90071
Attn: Mark Y. Liu, Esq. and Christina Russo, Esq.
Telephone: (213) 533-5933
Email: mark.liu@akerman.com and christina.russo@akerman.com

If to the Holder:	[●]

Attn: [●] Telephone: [●] Email: [●]

with a copy (which shall not constitute notice) to:	Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020
Attn: David E. Danovitch
Telephone: (212) 660-3000
Email: ddanovitch@sullivanlaw.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its Subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to materially adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of Common Stock or other equity securities; (iii) enter into any agreement with respect to any of the foregoing, or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Note, including, without limitation, the obligation of the Company to make cash payments hereunder.

(7) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, except as required by law (including, without limitation, the provisions of the General Corporation Law of the State of Delaware) and as expressly provided in this Note, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(8)	CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Note and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of Delaware (the “Governing Jurisdiction”) (including Title 6, Section 2708 of the Delaware Code), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the state and federal courts sitting in the City of Wilmington, New Castle County, State of Delaware, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such Delaware State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(9) If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, documented attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(10) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(11) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of, or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(12) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(13) COVENANTS. Until all of the Notes, including any Other Notes issuable upon exercise of the Warrants, have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) any other Permitted Indebtedness).

(b) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(c) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes and the Other Notes and any other Indebtedness incurred pursuant to the Purchase Agreement and the Warrants) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, if at the time such payment with respect to such Indebtedness is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing; provided, however, notwithstanding anything to the contrary in this Section 13(c), the Company shall not prohibit and Lee Lee (as defined below) shall not be prohibited from making payments pursuant to that certain note modification agreement, dated March 12, 2025, by and among Meng Truong, Paulina Truong, Lee Lee, AZLL LLC, John Xu and Grace Xu, including the Exhibit A thereto. In addition, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, make any investment other than Permitted Investments.

(d) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(e) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, and (ii) sales of inventory and product in the ordinary course of business.

(f) Maturity of Indebtedness. Except as set forth on Schedule 3(s) of the Disclosure Schedules (as defined in the Purchase Agreement), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(g) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the date of the Purchase Agreement or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate purpose.

(h) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(i) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(j) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain in full force and effect all of the Intellectual Property Rights (as defined in the Purchase Agreement) of the Company and/or any of its Subsidiaries.

(k) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(l) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any director, officer or other Affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(m) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any notes (other than as contemplated by this Note, the Purchase Agreement or the Other Notes) or (ii) issue any other securities that would cause a breach or default under this Note or the Other Notes (other than as contemplated by the Purchase Agreement).

(n) Financial Covenants; Announcement of Operating Results.

(i) The Company shall maintain, or cause to be maintained, as of the end of each Fiscal Quarter (and/or Fiscal Year, as applicable) a balance of Available Cash in an aggregate amount equal to or exceeding $500,000 (the “Financial Test”).

(ii) Operating Results Announcement. Commencing on the Issuance Date, the Company shall publicly disclose and disseminate, no later than the tenth (10th) day after the end of any Fiscal Quarter or Fiscal Year, as applicable (such date, the “Announcement Date”), if the Financial Test fails to be satisfied (each such failure, a “Financial Covenant Failure”), a statement to that effect, for such Fiscal Quarter or Fiscal Year, as applicable. On the Announcement Date, the Company shall also provide to the Holder a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that the Company satisfied the Financial Test for such Fiscal Quarter or Fiscal Year, as applicable, if that is the case. If a Financial Covenant Failure by the Company exists for a Fiscal Quarter, on or prior to the Announcement Date, the Company shall provide to the Holders a written certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that a Financial Covenant Failure exists for such Fiscal Quarter or Fiscal Year, as applicable (a “Financial Covenant Event Notice”). Concurrently with the delivery of each Financial Covenant Event Notice to the Holders, the Company shall also make publicly available (as part of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K or on a Current Report on Form 8-K, or otherwise) the Financial Covenant Event Notice and the fact that an Event of Default has occurred under the Notes.

(o) PCAOB Registered Auditor. At all times this Note and any Other Notes remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(p) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(q) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(r) Independent Investigation. If there is a continued Event of Default for a period of forty-five (45) days, at the request of the Holder, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, conditioned or delayed) to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries as the Independent Investigator determines are reasonably necessary to its investigation.

The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(s) Subsequent Equity Sales.

(i) Except as permitted under clause (ii) below, the Company agrees that (x) so long as this Note or any Other Notes remain outstanding, the Company will not issue or sell any shares of Common Stock or Convertible Securities (other than Excluded Securities (as defined below)), for an effective consideration per share less than a price 120% of the Floor Price in effect immediately prior to such issue or sale and (y) for a period of twenty (20) Trading Days after the later of (a) the Issuance Date and (b) the effective date of the initial Registration Statement (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly without the prior written consent of the Holder in its sole discretion:

(a) file a registration statement under the Securities Act relating to securities that are not the Registrable Securities (as defined in the Purchase Agreement), other than a registration statement on Form S-4, Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the Issuance Date (including the Registration Statement) (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Financing (as defined below)); or

(b) issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any Convertible Securities, any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Financing”). Notwithstanding the foregoing, this Section (13)(s)(i) shall not apply in respect of the issuance of (A) shares of Common Stock or options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (x) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof and (y) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects the Buyer; (C) this Note, any Other Notes and any securities issuable pursuant to the Purchase Agreement; and (D) any shares of Common Stock issued or issuable in connection with any acquisitions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise), mergers, consolidations, or reorganizations approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business complementary with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith (each of the foregoing in clauses (A) through (D), collectively the “Excluded Securities”).

(ii) [Reserved].

(t) More Favorable Transactions. For so long as this Note, any Other Notes or any Warrants remain outstanding, if the Company has, on or after the date of the Purchase Agreement, entered into, or shall in the future enter into, any agreement with any purchaser or holder for the issuance of any convertible debt securities of the Company, by providing such purchaser or holder with any terms that are more favorable than the terms available to the Holder and set out in the Transaction Documents as of the date of the Purchase Agreement, the Company shall notify the Holder of such terms in writing on or before the date that is five (5) Business Days after the date that definitive agreements with such purchaser or holder are entered into by the Company, and the Holder shall have the right to elect in writing within thirty (30) days of the receipt of such notice to elect to have such terms apply to such Transaction Documents.

(u) Variable Rate Transactions. At any time while this Note or any Other Notes are outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction without the written consent of the Holder in its sole discretion (other than in connection with the EPFA).

(v) Lee Lee.

(i) Upon the termination and/or payment in full of that certain Senior Secured Note Agreement by Lee Lee Oriental Supermart, Inc. (“Lee Lee”) and AZLL LLC in favor of Meng Truong and Paulina Truong, dated as of April 8, 2024, as amended (the “Lee Lee Note”), and as it may be amended from time to time, the Company shall enter into a security agreement (the “Security Agreement”) with the Holder, in form and substance reasonably satisfactory to the Holder and customary for a transaction of this type pursuant to which, among other things, the Obligations of the Company under this Note and any other Notes shall be secured by all current and future assets of the Company and its Subsidiaries, including, but not limited to those of Lee Lee, including, but not limited to, the Stock Collateral (as defined in the Lee Lee Note) and the Issuer Collateral (as defined in the Lee Lee Note), as the Holder may request. In connection therewith the Company shall promptly (a) file with the Secretary of State of each applicable jurisdiction, UCC-3 statements of amendment and such other documents and instruments related thereto to terminate any UCC-1 financing statements filed in connection with that Lee Note and (b) deliver to the collateral agent all documentation reasonably requested by collateral agent to grant the collateral agent a perfected security interest in the requested collateral.

(ii) Until no Notes, Incremental Warrants or Other Notes are outstanding, the Company shall not, and the Company shall cause AZLL LLC to not, amend or otherwise modify the provisions of the Lee Lee Note, including Exhibit A, in a manner that would accelerate, delay or revise the Obligations thereunder, without the prior written consent of the Holder.

(14) DISTRIBUTION OF ASSETS. For so long as this Note or any Other Notes remain outstanding, the Company shall not declare or make any Distribution (as defined below), without the prior written consent of the Required Holders. In addition to any adjustments pursuant to Sections (2) and (3), if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder, together with its Affiliates thereof, exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder, together with its Affiliates thereof, exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

(15) AMENDING THE TERMS OF THIS NOTE. Except for Section (3)(c), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders shall be required for any change, waiver or amendment to this Note and any Other Notes. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Other Notes; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular Holder (i) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (ii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section (15).

(16) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Sections (3)(e), (3)(f), (3)(g), (3)(h) and (3)(i)).

(17) TRANSFER. This Note and any Underlying Shares may be offered, sold, assigned or transferred by the Holder at any time without the consent of the Company, subject to compliance with state and federal securities laws.

(18) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Alternate Conversion” shall have the meaning set forth in the Section (2)(b).

(c) “Alternate Conversion Amount” shall have the meaning set forth in the Section (2)(b).

(d) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the VWAP of the Common Stock on the day the Holder delivers the applicable Conversion Notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Date with respect to such Alternate Conversion from (II) the quotient obtain by dividing (x) the applicable Alternate Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to the Floor Price.

(e) “Alternate Conversion Notice” shall have the meaning set forth in the Section (2)(b).

(f) “Alternate Conversion Price” means, that price which shall be the lower of (i) the then effective Conversion Price or (ii) eighty-five percent (85%) of the lowest daily VWAP of the Common Stock during the 10 consecutive Trading Days immediately prior to the date that the Holder delivers a Conversion Notice any time after the occurrence of an Event of Default, regardless of whether such has been cured or waived, or an Alternate Conversion Notice, as applicable.

(g) “Amortization Event” shall mean (i) the daily VWAP of the Common Stock is less than the Floor Price then in effect for three (3) Trading Days during a period of five (5) consecutive Trading Days (a “Floor Price Event”), (ii) the Company’s failure to obtain the Stockholder Approval within seventy-five (75) days after the date hereof (an “Exchange Cap Event”), or (iii) the Company is in material breach of the Registration Rights Agreement, and such breach remains uncured for a period of twenty (20) Trading Days, or the occurrence of an Event (as defined in the Registration Rights Agreement) (a “Registration Event”) (the last such day of each such occurrence, a “Amortization Event Date”).

(h) “Announcement Date” shall have the meaning set forth in Section (13)(n)(ii).

(i) “Amortization Principal Amount” shall have the meaning set forth in Section (1)(c).

(j) “Applicable Price” shall have the meaning set forth in Section (3)(f).

(k) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(l) “Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the cash of the Company and its Subsidiaries (excluding for this purpose cash held in restricted accounts (other than cash otherwise unavailable for unrestricted use by the Company or any of its Subsidiaries for any reason) as of such date of determination held in bank accounts of financial banking institutions in the United States of America).

(m) “Bankruptcy Event of Default” shall have the meaning set forth in the Section (2)(a).

(n) “Beneficial Ownership Limitation” shall have the meaning set forth in Section (3)(c)(i).

(o) “Bloomberg” means Bloomberg Financial Markets.

(p) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which the Federal Reserve Bank of New York is closed and/or the Primary Market is not open for at least five (5) hours of trading.

(q) “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(r) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(s) “Calendar Month” means one of the months as named in the calendar.

(t) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, including any successor by merger, whether or not the Company is the surviving company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company, including any successor by merger, whether or not the Company is the surviving company (except that the acquisition of voting securities by the Holder or any other current holder of the Common Stock or Convertible Securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(u) “Closing Price” means the price per share in the last reported trade of the shares of Common Stock on the Primary Market.

(v) “Commission” means the Securities and Exchange Commission.

(w) “Common Stock” means (i) the Company’s shares of Class A common stock, $0.0001 par value per share, and (ii) any capital stock for which such Class A common stock shall have been exchanged or any shares of capital stock resulting from a reclassification by the Company of such Class A common stock.

(x) “Company” shall have the meaning set forth in the recital to this Note.

(y) “Conversion Amount” means 110% of the portion of the (i) Principal, (ii) Interest, (iii) accrued and unpaid Late Charges with respect to such Principal of this Note and Interest, and (iv) other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(z) “Conversion Date” shall have the meaning set forth in Section (3)(b).

(aa) “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(bb) “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

(cc) “Conversion Price” shall mean:

(i) Initially as of any Conversion Date or other date of determination, $[●]3 (the “Fixed Price”).

[3]	Insert the Fixed Price then in effect.

(ii) Beginning on the effective date of the initial Registration Statement and on the same day of each successive month thereafter (each, a “Fixed Price Reset Date”), the Fixed Price shall be adjusted (downwards only) to the lower of (a) the Fixed Price then in effect and (b) the lower of (x) 95% of the lowest daily VWAP of the Common Stock during the 10 consecutive Trading Days immediately prior to the applicable measurement date and (y) the Floor Price then in effect (the “Variable Price”).

(iii) Upon the occurrence of an Amortization Event (for so long as such event remains), the Conversion Price shall be adjusted (downwards only) to the lower of (a) the then effective Fixed Price and (ii) the then effective Variable Price.

(iv) The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note. Following the date an Event of Default has been cured or waived, the Conversion Price shall be adjusted (downwards only) to the lower of (a) the then effective Conversion Price and (b) the Variable Price at the time of conversion.

(v) Notwithstanding anything to the contrary herein, on any Trading Day on which the aggregate trading value of the Common Stock (as reported on Bloomberg) is equal to or greater than $50,000.00 between 4:00 a.m. and any time up to 11 a.m., New York time, the Conversion Price on such Trading Day (and only for such Trading Day) shall be temporarily adjusted (downwards only) to the Volume Adjusted Conversion Price.

(dd) “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(ee) “Corporate Event” shall have the meaning set forth in Section (3)(g).

(ff) “Current Public Information Failure” means either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1) of the Securities Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) of the Securities Act or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) of the Securities Act or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) of the Securities Act.

(gg) “Dilutive Issuance” shall have the meaning set forth in Section (3)(f).

(hh) “Distributions” shall have the meaning set forth in the Section (14).

(ii) “DTC” shall have the meaning set forth in the Section (3)(b)(i).

(jj) “EPFA” means that certain equity purchase facility agreement to be entered into between the Company and an affiliate of the Holder.

(kk) “Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Shares) is listed or designated for quotation (as applicable) on the Primary Market and (x) shall not have been limited or suspended from trading on the Primary Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor (y) shall delisting or suspension by the Primary Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods (it being understood by the Company and the Holder that no reasonable prospect of delisting will occur prior to the Company holding an annual or special meeting of its stockholders in order to obtain Stockholder Approval, including any postponement thereof) or any communications from the Primary Market related to such notice that do not actually effect the delisting or suspension of the Common Stock) or be reasonably likely to occur or pending as evidenced by (A) a writing by such Primary Market or (B) the Company falling below the minimum listing maintenance requirements of the Primary Market on which the Common Stock is then listed or designated for quotation (as applicable); (ii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section (3) hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iii) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section (3)(c)(i) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Primary Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) no Current Public Information Failure then exists or is continuing; (vii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no failure to reserve the Required Reserve Amount shall exist or be continuing and all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) are available under the Certificate of Incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in a failure to reserve the Required Reserve Amount; (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xii) no bone fide dispute shall exist, by and between any of holder of Notes, the Company, any Primary Market and/or the Financial Industry Regulatory Authority with respect to any term or provision of any Other Note or any other Transaction Document; (xiii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on a Primary Market; (xiv) the Company shall have obtained the Stockholder Approval; (xv) no minimum prices shall have been established for Common Stock traded on the Primary Market; (xvi) on each day during the Equity Conditions Measuring Period, the Closing Price shall be equal to or greater than the Floor Price; and (xvii) at any time after the Effectiveness Deadline (as defined in the Registration Rights Agreement), there is an effective Registration Statement covering the resale of the applicable Underlying Shares.

(ll) “Equity Conditions Failure” means on any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(mm) “Event Market Price” shall have the meaning set forth in the Section (3)(g).

(nn) “Event of Default” shall have the meaning set forth in the Section (2)(a).

(oo) “Event of Default Interest Rate” shall have the meaning set forth in the Section (1)(b).

(pp) “Event of Default Notice” shall have the meaning set forth in the Section (2)(b).

(qq) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(rr) “Exchange Cap” shall have the meaning set forth in Section (3)(c)(ii).

(ss) “Excluded Securities” shall have the meaning set forth in Section (13)(s)(i)(b).

(tt) “Financial Covenant Event Notice” shall have the meaning set forth in the Section (13)(n)(ii).

(uu) “Financial Covenant Failure” shall have the meaning set forth in the Section (13)(n)(ii).

(vv) “Financial Test” shall have the meaning set forth in the Section (13)(n)(i).

(ww) “Floor Price” means $0.26 per share of Common Stock.

(xx) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

(yy) “GAAP” means United States generally accepted accounting principles, consistently applied.

(zz) “Governing Jurisdiction” shall have the meaning set forth in Section (8)(a).

(aaa) “Holder” shall have the meaning set forth in the recital to this Note.

(bbb) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables and capital leases entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments (other than reimbursement or payment obligations arising in the ordinary course of business), (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), and (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (G) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above.

(ccc) “Independent Investigation” shall have the meaning set forth in the Section (13)(r).

(ddd) “Interest” shall have the meaning set forth in the recital to this Note.

(eee) “Interest Date” shall have the meaning set forth in the Section (1)(b).

(fff) “Interest Election Deadline” shall have the meaning set forth in the Section (1)(b).

(ggg) “Interest Election Notice” shall have the meaning set forth in the Section (1)(b).

(hhh) “Interest Payment” shall have the meaning set forth in the Section (1)(b).

(iii) “Interest Rate” shall have the meaning set forth in the Section (1)(b).

(jjj) “Issuance Date” shall have the meaning set forth in the first paragraph of this Note.

(kkk) “Late Charge” shall have the meaning set forth in the Section (1)(g).

(lll) “Liens” shall have the meaning set forth in Section (13)(b).

(mmm) “Market Failure Event of Default” shall have the meaning set forth in the Section (2)(a).

(nnn) “Maturity Date” shall have the meaning set forth in the Section (1)(b).

(ooo) “Monthly Compounding” shall have the meaning set forth in the Section (1)(b).

(ppp) “Nasdaq” shall have the meaning set forth in Section (3)(c)(ii).

(qqq) “New Issuance Price” shall have the meaning set forth in Section (3)(f).

(rrr) “Note” shall have the meaning set forth in the recital to this Note.

(sss) “Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by the Company from time to time to the Holder under this Note, the Other Notes or any other Transaction Document, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of this Note and Other Notes owing by the Company (including any Principal, Redemption Amount, Alternate Conversion Amount, Payment Premium, Interest or other amounts when and as due under this Note or any other Transaction Document), (ii) all other amounts, interest (including the Interest accruing at the Event of Default Interest Rate), liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to the Company under any Transaction Document or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

(ttt) “Optional Redemption” shall have the meaning set forth in the Section (1)(d).

(uuu) “Other Notes” means any other notes issued or issuable pursuant to the Purchase Agreement, the Warrants, and any other debentures, notes or other instruments issued in exchange, replacement, or modification of the foregoing.

(vvv) “Payment Premium” means 20% of the Principal amount being paid.

(www) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(xxx) “Permitted Indebtedness” means (i) Indebtedness incurred pursuant to the Purchase Agreement and the Warrants; (ii) Indebtedness arising pursuant to an accounts receivable and/or inventory factoring facility, in an aggregate amount not to exceed $150,000 (“Permitted A/R Indebtedness”); (iii) Indebtedness consisting of purchase money Indebtedness and capital lease obligations not to exceed $2,000,000 in aggregate principal amount at any time outstanding; (iv) the Indebtedness described on Schedule 18(www) hereto; (v) Indebtedness arising from endorsements of payment items for collection or deposit in the ordinary course of business; (vi) any other unsecured Indebtedness not to exceed $500,000 in an aggregate principal amount at any time outstanding; (vii) deferred taxes to the extent constituting Indebtedness; (viii) Indebtedness representing deferred compensation owed to employees of Company or any Subsidiary incurred in the ordinary course of business; (ix) Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in the ordinary course of business and in connection with deposit accounts; (x) Indebtedness incurred by any Company or any of its Subsidiaries in respect of letters of credit, bankers' acceptances, bank guarantees or similar instruments issued or created in the ordinary course of business, in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims; (xi) Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such related insurance premiums for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (xii) unsecured Indebtedness outstanding under corporate credit cards or corporate charge cards for expenditures made in the ordinary course of business and in an aggregate amount not to exceed $250,000 at any time outstanding; (xiii) refinancings of Indebtedness permitted under clauses (i) through (xii) that do not accelerate the scheduled dates for payment thereof, increase the principal amounts thereof, materially increase any interest rate or fees applicable thereto in excess of then-market rates, add additional obligors therefor, or enhance the collateral therefor or the priority thereof, and (xiv) unsecured intercompany Indebtedness arising among the Company and any Subsidiary or among Subsidiaries.

(yyy) “Permitted Investments” means (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (iii) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) money market funds that (x) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (y) are rated AAA by S&P and AAA by Moody’s and (z) have portfolio assets of at least $5,000,000,000; (vi) intercompany loans to the extent permitted hereunder; (vii) investments for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business; (vii) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; (viii) capital contributions to any wholly-owned owned Subsidiaries; (ix) Investments existing on the Closing Date, as set forth on Schedule 18(xxx) hereto, and any renewals, amendments and replacements thereof that do not increase the amount thereof; (x) investments comprised of notes payable, or stock or other securities issued by financially troubled account debtors (excluding Affiliates) pursuant to agreements with respect to settlement of such account debtor's accounts with Company or any Subsidiary negotiated in the ordinary course of business; (xi) promissory notes and other non-cash consideration received in connection with asset dispositions permitted by Section 13; (xii) advances in the form of a prepayment of expenses or extensions of trade credit, so long as such expenses or extensions were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the Company or any Subsidiary; (xiii) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; (xiv) Investments (including debt obligations and stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers; (xv) advances of payroll payments to employees in the ordinary course of business; (xvi); and any other Investments in an aggregate amount not to exceed $250,000.

(zzz) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory or contractual Lien arising in the ordinary course of business with respect to a liability that is not yet due or delinquent, such as materialmen’s liens, mechanics’ liens, landlord's liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens (A) upon or in any assets acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such assets or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such assets, or (B) existing on such assets at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such assets, in either case, with respect to Indebtedness in an aggregate principal amount not to exceed $2,000,000, (iv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section (4)(a)(ix), (viii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, and (ix) Liens on accounts receivable and inventory to secure the Permitted A/R Indebtedness to the extent permitted by the applicable intercreditor agreement.

(aaaa) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(bbbb) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Issuance Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(cccc) “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(dddd) “Principal” shall have the meaning set forth in the recital to this Note.

(eeee) “Purchase Agreement” shall have the meaning set forth in the recital to this Note.

(ffff) “Redemption Amount” shall have the meaning set forth in the Section (1)(d).

(gggg) “Redemption Notice” shall have the meaning set forth in the Section (1)(d).

(hhhh) “Registration Rights Agreement” means that certain registration rights agreement entered into between the Company and the Holder on the date hereof, as may be amended from time to time.

(iiii) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(jjjj) “Required Holder” means Holders of a majority in aggregate principal amount of this Note, together with all Other Notes, then outstanding.

(kkkk) “Required Reserve Amount” shall have the meaning set forth in Section (3)(d)(i).

(llll) “Restricted Period” shall have the meaning set forth in Section (13)(s)(i).

(mmmm) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(nnnn) “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).

(oooo) “Stockholder Approval” shall have the meaning ascribed to such term in the Purchase Agreement.

(pppp) “Subsequent Financing” shall have the meaning set forth in Section (13)(s)(i)(b).

(qqqq) “Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

(rrrr) “Trading Day” means a day on which the Common Stock is traded on the Primary Market on which the Common Stock is then listed; provided, that in the event that the Common Stock is not listed, then Trading Day shall mean a Business Day.

(ssss) “Transaction Document” means, each of the Purchase Agreement, the Other Notes, the Warrants, the Registration Rights Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(tttt) “Transfer Agent” means VStock Transfer LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

(uuuu) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

(vvvv) “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at the market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights.

(wwww) “Volume Adjusted Conversion Price” shall mean the lowest of (i) the then effective Variable Price, (ii) the lowest price traded on such Trading Day until the earlier of (A) 11 a.m., New York time, and (B) the time a Conversion Notice is delivered pursuant to Section (3)(b)(i), subject to the Floor Price then in effect, and (iii) the then effective Conversion Price.

(xxxx) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Primary Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $50,000.

(yyyy) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Primary Market, during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be zero. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

(zzzz) “Warrants” means all the note purchase warrants issued pursuant to the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Senior Unsecured Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
MAISON SOLUTIONS INC.

By:
	Name:	John Xu
	Title:	Chief Executive Officer

[Signature Page to Senior Unsecured Convertible Promissory Note]

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MAISON SOLUTIONS INC.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of the Note into shares of Common Stock of MAISON SOLUTIONS INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:

Aggregate accrued and unpaid Interest, and accrued and unpaid Late Charges with respect to such portion of the Principal and such Aggregate Interest to be converted:

in cash:

in shares of Common Stock:

Payment Premium, if any:
Total Conversion Amount to be converted:
Fixed Price:
Variable Price:
Volume Adjusted Conversion Price:
Applicable Conversion Price:
Number of shares of Common Stock to be issued:
Please issue shares of Common Stock in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:

Authorized Signature:
Name:
Title: